UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2007

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue, Suite 3000
Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 266-4000

125 Spring Street
Lexington, Massachusetts 02421
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007 (the “Effective Date”), the Board of Directors of NitroMed, Inc. (“NitroMed”) elected Manuel Worcel, M.D., age 68, to serve as NitroMed’s Chief Medical Officer.

From January 2006 until the Effective Date, Dr. Worcel served as NitroMed’s Medical and Scientific Advisor, having previously served as our Chief Medical Officer from August 2003 to January 2006.  Dr. Worcel served as our President from September 1993 to August 2003, and as our Chief Executive Officer and director from July 1993 to August 1997.  From 1989 to 1993, Dr. Worcel served as Head of Cardiovascular Research and Development at Ciba Geigy Corp., a pharmaceutical company. Dr. Worcel has served as a professor at the Institut National de la Santé et de la Recherche Médicale in France and is currently a Fellow of the Hypertension Council of the American Heart Association. Dr. Worcel holds an M.D. from the University of Buenos Aires.

On the Effective Date, NitroMed entered into an employment offer letter with Dr. Worcel (the “Employment Agreement”), pursuant to which Dr. Worcel became NitroMed’s Chief Medical Officer as of the Effective Date.  The Employment Agreement specifies that Dr. Worcel’s employment by NitroMed will be at-will.  Except as otherwise set forth therein, the Employment Agreement supersedes any and all prior or contemporaneous agreements, discussions and understandings, whether written or oral, relating to the subject matter of the Employment Agreement or Dr. Worcel’s employment with NitroMed.  According to the terms of the Employment Agreement, NitroMed will pay Dr. Worcel an annual base salary of $300,000, based on 3 full time days of service per week, subject to adjustments thereafter in accordance with normal business practices.  The Employment Agreement specifies that Dr. Worcel will not be eligible to participate in NitroMed’s annual bonus incentive program.

The Employment Agreement further provides that Dr. Worcel will be eligible to participate in any and all benefit plans that NitroMed establishes and makes available to its employees from time to time, should he meet the requirements for eligibility under the plan documents governing those programs. The Employment Agreement provides that Dr. Worcel will continue to be bound by NitroMed’s Non Competition and Non Solicitation, Confidentiality and Invention and Nondisclosure Agreements previously signed by Dr. Worcel.

The Employment Agreement also provides that Dr. Worcel will be eligible to participate in NitroMed’s Executive Severance Benefit Plan (the “Plan”) at the level of Senior Vice President.  The benefits at the Senior Vice President level under the Plan consist of salary continuation and contributions to the cost of COBRA coverage, subject to the terms the Plan, for a period of twelve (12) months from the date of a covered termination of employment. The Plan was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and is incorporated by this reference.

A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Retention Agreement

On the Effective Date, NitroMed entered into an agreement with Dr. Worcel (the “Agreement”), pursuant to which Dr. Worcel shall receive severance benefits as specified in the Agreement in the event that Dr. Worcel’s employment with NitroMed is terminated under certain circumstances in connection with or subsequent to a change in control of NitroMed (as defined in the Agreement).  The form of the

Agreement was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and is incorporated by this reference.

Pursuant to the Agreement, in the event that a change in control of NitroMed occurs during the term of the Agreement and Dr. Worcel’s employment with NitroMed is terminated within 12 months of such change in control date without cause by NitroMed or for good reason by Dr. Worcel, as defined in the Agreement, then:

•                  100% of the then outstanding and unexercisable options to purchase shares of NitroMed’s common stock held by Dr. Worcel will become immediately exercisable in full;

•                  NitroMed will pay to Dr. Worcel in a lump sum in cash within 30 days of the date of termination (i) Dr. Worcel’s base salary through the Date of Termination (as defined in the Agreement), (ii) any deferred but unpaid compensation, (iii) any accrued vacation pay and (iv) a severance payment amount equal to 1.0 multiplied by Dr. Worcel’s highest annual base salary during the two-year period prior to the change in control date;

•                  Dr. Worcel will be entitled to the continuation of benefits paid by NitroMed for a period of 12 months after the Date of Termination and subject to offset if a subsequent employer offers benefits on terms as favorable as those offered by NitroMed; and

•                  Dr. Worcel will be entitled to receive any other benefits not previously paid or provided that NitroMed is required to pay or provide, or of which Dr. Worcel is eligible, pursuant to any plan, program, policy, practice, contract or agreement of NitroMed.

In the event that, within 12 months following the change in control date, Dr. Worcel voluntarily terminates his employment with NitroMed, his employment is terminated by reason of Dr. Worcel’s death or disability, or NitroMed terminates his employment for cause, 100% of the then outstanding and unexercisable options to purchase shares of NitroMed’s common stock held by Dr. Worcel will become immediately exercisable in full and Dr. Worcel will receive, in a lump sum within 30 days after the Date of Termination, Dr. Worcel’s base salary through the Date of Termination, any deferred but unpaid compensation, any accrued vacation pay (other than with respect to a termination for cause) and any other benefits not previously paid or provided that NitroMed is required to pay or provide, or of which Dr. Worcel is eligible, pursuant to any plan, program, policy, practice, contract or agreement of NitroMed.

Dr. Worcel shall not be required to mitigate the amount of any payment or benefits provided for in the Agreement by seeking other employment or otherwise. Further, except as discussed above regarding continuation of benefits upon termination for good reason or without cause, the amount of any payment or benefits provided for in the Agreement shall not be reduced by any compensation earned by Dr. Worcel as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Dr. Worcel to NitroMed or otherwise. In addition, to the extent that any amount to be paid or provided to Dr. Worcel in connection with a separation from service pursuant to the Agreement is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and at the time of the separation from service Dr. Worcel is considered a specified employee within the meaning of Section 409A of the Code, then such payment shall not be made until the date (the “Payment Date”) that is 6 months and 1 day after such separation from service (the “Six Month Period”). All amounts which would have been paid during such Six Month Period will be paid in a lump sum on such Payment Date.

The Agreement has a term (the “Term”) commencing as of the Effective Date and continuing in effect through December 31, 2008; provided, however, that commencing on January 1, 2009 and each January 1 thereafter, the term of the Agreement will be automatically extended for additional one-year periods unless NitroMed gives 90 days prior written notice to Dr. Worcel that such Term will not be extended. The Agreement will expire upon the first to occur of:

•                  the expiration of the Term, if the change in control date (as defined in the Agreement) has not occurred during the Term;

•                  the termination of Dr. Worcel’s employment with NitroMed prior to the change in control date;

•                  the date 12 months after the change in control date, if Dr. Worcel is still employed by NitroMed on that date; or

•                  the fulfillment by NitroMed of certain of its obligations under the Agreement if Dr. Worcel’s employment with NitroMed terminates within 12 months following the change in control date.

In addition, NitroMed shall require any successor to all or substantially all of the business or assets of NitroMed expressly to assume and agree to perform the Agreement to the same extent that NitroMed would be required to perform them if no such succession had taken place.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of March 29, 2007, between NitroMed, Inc. and Manuel Worcel, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: April 4, 2007	By:	/s/ James G. Ham, III
James G. Ham, III Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Offer Letter, dated as of March 29, 2007, between NitroMed, Inc. and Manuel Worcel, M.D.